EXHIBIT 99.3

BLUESTAR FINANCIAL GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

AS OF JUNE 30, 2009

	YouChange	BSFG	Adjustments		Pro Forma
ASSETS
Cash	$21,889	$3			$21,892
Receivables	1,000	109,770			110,770
Total current assets	22,889	109,773			132,662
Other assets					-
TOTAL ASSETS	$22,889	$109,773			$132,662

LIABILITIES AND STOCKHOLDERS' DEFICIT
Accounts payable	$-	$250			$250
Accrued expenses and other current liabilities					-
Short term notes payable					-
Related party payables	88,992	13,900			102,892
Total current liabilities	88,992	14,150			103,142

TOTAL LIABILITIES	88,992	14,150			103,142

STOCKHOLDERS' DEFICIT
Common Stock	1,000	12,400	21,550	[1]	33,950
			(1,000)[1]
Paid in capital		145,000	(145,000)[1]		-

Accumulated deficit	(67,103)	(61,777)	61,777	[1]	(4,430)
			62,673	[1]
Total stockholders' deficit	(66,103)	95,623			29,520
TOTAL LIABILITIES AND
STOCKHOLDERS' DEFICIT	$22,889	$109,773			$132,662

EXHIBIT 99.3 (continued)

BLUESTAR FINANCIAL GROUP, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

For the year ended June 30, 2009

	YouChange	BSFG	Adjustments	Pro Forma
Revenue	$-	$-		$-
Selling, general and administrative	69,153	57,277		126,430
Operating loss	(69,153)	(57,277)		(126,430)
Other income (expense)	2,050			2,050
Loss before income taxes	(67,103)	(57,277)		(124,380)
Income taxes		-		-
Net loss	$(67,103)	$(57,277)		$(124,380)
Net loss per share basic and diluted		$(0.01)		$(0.00)
Weighted average number of shares		9,577,535		31,127,126

See notes to pro forma consensed consolidated financial statements (unaudited)

EXHIBIT 99.3 (continued)

BLUESTAR FINANCIAL GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the year ended June 30, 2009

NOTE 1 – BASIS OF PRESENTATION

On March 30, 2010, BlueStar Financial Group, Inc. (“BSFG”) entered into a Merger Agreement (“Agreement”) to acquire all the issued and outstanding stock of YouChange, Inc. (“YouChange”) in exchange for 21,549,591 shares of BSFG’s common stock. Upon completion of the acquisition, the existing YouChange stockholders will own approximately 64% of the outstanding common stock of the combined company. Consequently, for accounting purpose, the transaction will be accounted for as a reverse acquisition, with YouChange as the acquirer. Subsequent to the consummation of the transaction, the historical financial statements of YouChange will become the historical financial statements of the combined company and the assets and liabilities of BSFG will be accounted for as required under the purchase method of accounting. The results of operations of BSFG will be included in the consolidated financial statements from the closing date of acquisition.

The purchase price is assumed to be equal to BSFG book value since BSFG had limited assets and operations, and no goodwill is recorded on the transaction. The amount ascribed to the shares issued to the YouChange members represents the net book value of BSFG at date of closing.

The accompanying condensed consolidated financial statements illustrate the effect of BSFG’s reverse acquisition (“Pro Forma”) of YouChange. The condensed consolidated balance sheet as of June 30, 2009 is based on the historical balance sheets of YouChange and BSFG as of that date and assumes the acquisition took place on that date. The condensed consolidated statements of operations for the year then ended are based on the historical statements of operations of YouChange and BSFG for those periods. The pro forma condensed consolidated statements of operations assume the acquisition took place on July 1, 2008.

The pro forma condensed consolidated financial statements may not be indicative of the actual results of the acquisition. In particular, the pro forma condensed consolidated financial statements are based on management’s current estimated of the allocation of the purchase price, the actual allocation of which may differ.

The accompanying condensed consolidated pro forma financial statements should be read in connection with the historical financial statements of YouChange and BSFG, including the related notes, and other financial information included in filing.

NOTE 2 – PRO FORMA ADJUSTMENTS

The pro forma adjustments to the unaudited condensed consolidated balance sheet are as follows:

[1] To reflect the reverse acquisition of YouChange equal to the book value of BSFG:

Issuance of 21,549,591 shares of BSFG common stock at its book value	$ 95,623
Elimination of YouChange capital	(1,000)
Elimination of BSFG accumulated deficit	61,777
Recapitalization adjustment	(156,400)
Cost in excess of net liabilities assumed	$ -

EXHIBIT 99.3 (continued)

BLUESTAR FINANCIAL GROUP, INC.
NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

For the year ended June 30, 2009

NOTE 3 - PRO FORMA NET LOSS PER COMMON SHARE

The unaudited pro forma basic and diluted net loss per share are based on the weighted average number of shares of BSFG common stock outstanding during each period and the number of shares of BSFG common stock to be issued in connection with the reverse acquisition of YouChange.